Exhibit 99.1

NEWS RELEASE

CONTACTS:	Watson Pharmaceuticals, Inc.
Patty Eisenhaur
(951) 493-5611

WATSON PHARMACEUTICALS REPORTS
 FIRST QUARTER 2009 RESULTS; RAISES 2009 OUTLOOK

Record Total Net Revenue of $667 Million;
GAAP EPS $0.43; Adjusted EPS $0.58

CORONA, CA – April 30, 2009 – Watson Pharmaceuticals, Inc. (NYSE: WPI), a leading specialty pharmaceutical company, today reported financial results for its first quarter ended March 31, 2009.

First Quarter 2009 Results

Net revenue for the first quarter 2009 increased $40.4 million or six percent from the first quarter 2008 to a record $667.4 million, and net income was $49.1 million, or $0.43 per diluted share. Excluding special items as detailed in the reconciliation tables below, adjusted net income for the first quarter was $66.5 million, or $0.58 per diluted share.  Adjusted EBITDA for the first quarter 2009 was $158.0 million and cash flow from operations was $69.5 million. Cash and marketable securities were $570.8 million as of March 31, 2009.

“This was another solid quarter for Watson, as we maintained the positive momentum from 2008,” began Paul Bisaro, Watson’s President and Chief Executive Officer.  “Our record breaking revenue was generated by strong performance within our Generics division, primarily as a result of increased revenue from our potassium chloride extended-release product.  In addition, our Brand division achieved another milestone with the launch of Rapaflo™ (silodosin), our new selective alpha-blocker that provides rapid and sustained relief of the signs and symptoms of benign prostatic hyperplasia (BPH).”

“Based on our first quarter results and our view for the remainder of the year, we are raising our outlook for 2009, a clear signal that we remain confident in the growth prospects of each of our divisions, and are optimistic that execution on our business plans will continue to generate increasing value for shareholders,” concluded Mr. Bisaro.

First Quarter 2009 Business Segment Results

Generic Segment Information
	Three Months Ended
	March 31,
(Unaudited; $ in millions)	2009	2008
Generic Segment Contribution
Product sales	$395.2	$342.4
Other revenue	6.5	24.3
Net revenue	401.7	366.7
Cost of sales	238.5	229.7
Gross profit	163.2	137.0
Gross margin	40.6%	37.4%

Research and development	30.1	22.6
Selling and marketing	12.7	14.1
Segment contribution	$120.4	$100.3
Segment margin	30.0%	27.4%

Generic product sales for the first quarter of 2009 increased $52.8 million or 15 percent to $395.2 million, reflecting the addition of new products, including potassium-chloride extended-release capsules.  The increase was offset somewhat by lower sales of alendronate sodium tablets.

Generic other revenue decreased $17.8 million to $6.5 million due to a decline in royalties from Sandoz’s sales of metoprolol succinate extended-release tablets 50mg and a decline in royalties from GlaxoSmithKline’s sales of Wellbutrin XL®.

Generic gross profit was $163.2 million in the first quarter of 2009, compared to $137.0 million in the first quarter of 2008 and $153.0 million in the fourth quarter of 2008.  Generic gross profit was positively influenced by the launch of new products and product mix.  Generic gross profit for the first quarter 2009 reflects approximately $7.3 million in costs related to Watson’s Global Supply Chain Initiative.  Excluding this item, Generic gross profit was $170.5 million, or 42.4 percent of revenue in the first quarter 2009.

Generic research and development expense increased $7.5 million or 33 percent to $30.1 million, reflecting an acceleration of generic research and development activities.  Watson currently has approximately 60 ANDAs on file with the Food and Drug Administration (FDA).

Brand Segment Information

	Three Months Ended
	March 31,
(Unaudited; $ in millions)	2009	2008
Brand Segment Contribution
Product sales	$98.2	$99.0
Other revenue	13.8	16.3
Net revenue	112.0	115.3
Cost of sales	24.2	27.5
Gross profit	87.8	87.8
Gross margin	78.4%	76.1%

Research and development	12.2	15.4
Selling and marketing	36.9	28.0
Segment contribution	$38.7	$44.4
Segment margin	34.6%	38.5%

Brand product sales for the first quarter of 2009 decreased slightly to $98.2 million.  Brand other revenue decreased $2.5 million to $13.8 million.

Brand selling and marketing expense for the first quarter of 2009 increased 32 percent to $36.9 million, due primarily to preparation for the launches of RapafloTM and GelniqueTM.  Watson’s urology sales force began promoting Rapaflo™ on April 7, 2009 and our specialty salesforce will begin promoting GelniqueTM in May 2009.

Distribution Segment Information

	Three Months Ended
	March 31,
(Unaudited; $ in millions)	2009	2008
Distribution Segment Contribution
Net revenue	$153.7	$144.9
Cost of sales	126.0	122.9
Gross profit	27.7	22.0
Gross margin	18.0%	15.2%
Selling and marketing	16.1	14.0
Segment contribution	$11.6	$8.0
Segment margin	7.5%	5.5%

Distribution segment net revenue for the first quarter of 2009 increased six percent or $8.8 million to $153.7 million.  The increase was primarily due to sales of new products. Distribution revenue excludes sales of Watson products.

Distribution segment gross margin was 18.0 percent in the first quarter of 2009 compared to 15.2 percent in the first quarter 2008 and 15.6 percent in the fourth quarter of 2008.  The increase in gross margin was primarily related to changes in market conditions for certain products.

Other Operating Expenses

Consolidated general and administrative expenses for the first quarter 2009 increased $18.4 million to $68.9 million, and includes $18.0 million related to a legal settlement with Elan Corporation, PLC related to naproxen sodium.

Amortization expense for the first quarter 2009 increased $1.6 million to $21.8 million, reflecting the addition of product rights acquired from Teva Pharmaceutical Industries, Ltd.

2009 Financial Outlook

Based on actual results for the first three months of 2009 and the forecast for the remainder of the year, Watson is adjusting its estimates for the full year 2009.  Watson's estimates are based on the Company’s actual results for the first three months of 2009, and management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events.

Watson estimates total net revenue for the full year of 2009 at approximately $2.65 billion. Estimates for segment revenue are as follows:

-- Total Generic segment revenue between $1.50 billion and $1.60 billion.

-- Total Brand segment revenue between $445 million and $470 million.

-- Total Distribution segment revenue between $660 million and $710 million.

Watson has increased its estimates for GAAP earnings per diluted share to between $2.15 and $2.27, and as detailed in reconciliation Table 6, adjusted earnings per diluted share is now estimated to be between $2.40 and $2.52.

Excluding special items as detailed in the EBITDA reconciliation Table 7 below, adjusted EBITDA is now estimated to be between $650 and $672 million.

Webcast and Conference Call Details

Watson will host a conference call and webcast today at 8:30 a.m. Eastern Daylight Time to discuss first quarter 2009 results, the outlook for 2009 and recent corporate developments.  The dial-in number to access the call is (877) 251-7980, or from international locations, (706) 643-1573.  A taped replay of the call will be available by calling (800) 642-1687 with access pass code 96139762.  The replay may be accessed from international locations by dialing (706) 645-9291 and using the same pass code.  This replay will remain in effect until midnight Eastern Daylight Time, May 15, 2009.  To access the live webcast, go to Watson's Investor Relations Web site at http://ir.watson.com.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. is a global leader in the development and distribution of pharmaceuticals with a broad portfolio of generic products and a specialized portfolio of brand pharmaceuticals focused on Urology, Women’s Health and Nephrology/Medical.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release.  For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements.  It is important to note that Watson’s goals and expectations are not predictions of actual performance.  Watson’s performance, at times, will differ from its goals and expectations.  Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business.  These factors include, among others, the inherent uncertainty associated with financial projections; the impact of competitive products and pricing; the difficulty of predicting the timing or outcome of litigation; successful integration of strategic transactions; the ability to recognize the anticipated synergies and benefits of strategic transactions; variability of revenue mix between the Company’s Brand, Generic and Distribution business units; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; timely and successful consummation and implementation of strategic initiatives; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and FDA or other regulatory agency approvals or actions; the uncertainty associated with the identification and successful consummation of external business development transactions; market acceptance of and continued demand for Watson’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to Watson’s and its third party manufacturers’ facilities, products and/or businesses; uncertainties related to the timing and outcome of litigation and other claims; changes in the laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on Form 10-K for the year ended December 31, 2008. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.

The following table presents Watson’s Condensed Consolidated Statements of Operations for the three months ended March 31, 2009 and 2008:

Table 1
Watson Pharmaceuticals, Inc.
Condensed Consolidated Statements of Operations
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	March 31,
	2009	2008

Net revenues	$667.4	$626.9
Cost of sales (excludes amortization, presented below)	388.7	380.1
Gross profit	278.7	246.8

Operating expenses:
Research and development	42.3	38.0
Selling, general and administrative	134.6	106.6
Amortization	21.8	20.2
Gain on asset sales	(1.5)	-
Total operating expenses	197.2	164.8
Operating income	81.5	82.0

Non-operating (expense) income, net:
Loss on early extinguishment of debt	-	(1.1)
Interest income	2.0	2.3
Interest expense	(4.7)	(6.8)
Other income	1.2	5.4
Total non-operating expense, net	(1.5)	(0.2)

Income before income taxes	80.0	81.8
Provision for income taxes	30.9	31.2
Net income	$49.1	$50.6

Diluted earnings per share	$0.43	$0.45

Diluted weighted average shares outstanding	118.2	117.4

The following table presents Watson’s Condensed Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008:

Table 2
Watson Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in millions)

	March 31,	December 31,
	2009	2008

Assets
Cash and cash equivalents	$559.0	$507.6
Marketable securities	11.8	13.2
Accounts receivable, net	353.6	305.0
Inventories	476.2	473.1
Other current assets	163.2	159.5
Property and equipment, net	649.0	658.5
Investments and other assets	124.0	132.9
Product rights and other intangibles, net	546.0	560.0
Goodwill	868.1	868.1
Total assets	$3,750.9	$3,677.9

Liabilities & Stockholders' Equity
Current liabilities	$516.2	$428.8
Current debt and current portion of long-term debt	626.4	53.2
Long-term debt	250.0	824.7
Deferred income taxes and other liabilities	194.7	262.6
Stockholders' equity	2,163.6	2,108.6
Total liabilities and stockholders' equity	$3,750.9	$3,677.9

The following table presents Watson’s Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2009 and 2008:

		Table 3
Watson Pharmaceuticals, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in millions)
	Three Months Ended March 31,
	2009	2008

Cash Flows from Operating Activities:
Net income	$49.1	$50.6
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	45.0	42.0
Deferred income tax provision	5.7	6.4
Provision for inventory reserve	12.3	9.1
Restricted stock and stock option compensation	4.5	4.3
Other adjustments	(2.7)	(2.7)
Changes in assets and liabilities:
Accounts receivable, net	(48.6)	(6.2)
Inventories	(15.3)	(39.8)
Accounts payable and accrued expenses	1.5	(26.1)
Income taxes payable	10.8	24.3
Other assets and liabilities	7.2	4.7
Total adjustments	20.4	16.0
Net cash provided by operating activities	69.5	66.6
Cash Flows from Investing Activities:
Additions to property, equipment and product rights	(23.1)	(18.5)
Additions to marketable securities	-	(1.3)
Proceeds from sale of marketable securities	2.2	1.6
Proceeds from sale of fixed assets	3.0	-
Net cash used in investing activities	(17.9)	(18.2)

Cash Flows from Financing Activities:
Payments on term loan, current debt and other long-term liabilities	(1.6)	(88.1)
Proceeds from issuance of short-term debt	-	9.1
Proceeds from stock plans	3.6	0.1
Repurchase of common stock	(2.2)	(0.1)
Net cash used in financing activities	(0.2)	(79.0)
Net increase (decrease) in cash and cash equivalents	51.4	(30.6)
Cash and cash equivalents at beginning of period	507.6	204.6
Cash and cash equivalents at end of period	$559.0	$174.0

The following table presents a reconciliation of reported net income and diluted earnings per share to adjusted net income and diluted earnings per share for the three months ended March 31, 2009 and 2008:

Table 4
Watson Pharmaceuticals, Inc.
Reconciliation Table
(Unaudited; in millions except per share amounts)

	Three Months Ended March 31,
	2009	2008

GAAP to adjusted net income calculation

Reported GAAP net income	$49.1	$50.6
Adjusted for:
Global supply chain initiative(1)	9.3	13.7
Acquisition and licensing charges	-	5.0
Loss (gain) on securities	1.1	(1.4)
Gain on asset sales	(1.5)	-
Loss on debt repurchases	-	1.1
Legal settlements	18.8	-
Income taxes	(10.3)	(7.0)
Adjusted net income	66.5	62.0
Add: Interest expense on CODES, net of tax	1.9	2.0
Adjusted net income, adjusted for interest on CODES	$68.4	$64.0

Diluted earnings per share

Diluted earnings per share - GAAP	$0.43	$0.45

Diluted earnings per share - Adjusted	$0.58	$0.55

Basic weighted average common shares outstanding	103.1	102.6
Effect of dilutive securities:
Conversion of CODES	14.4	14.4
Dilutive share-based compensation arrangements	0.7	0.4
Diluted weighted average common shares outstanding	118.2	117.4

(1)	Includes accelerated depreciation charges.

The following table presents a reconciliation of reported net income for the three months ended March 31, 2009 and 2008 to adjusted EBITDA:

Table 5
Watson Pharmaceuticals, Inc.
Adjusted EBITDA Reconciliation Table
(Unaudited; in millions)

	Three Months Ended March 31,
	2009	2008

GAAP net income	$49.1	$50.6
Plus:
Interest expense	4.7	6.8
Interest income	(2.0)	(2.3)
Provision for income taxes	30.9	31.2
Depreciation (includes accelerated depreciation)	23.2	21.8
Amortization	21.8	20.2
EBITDA	127.7	128.3
Adjusted for:
Global supply chain initiative	7.4	12.0
Acquisition and licensing charges	-	5.0
Loss (gain) on securities	1.1	(1.4)
Gain on asset sales	(1.5)	-
Loss on early extinguishment of debt	-	1.1
Legal settlements	18.8	-
Share-based compensation	4.5	4.3
Adjusted EBITDA	$158.0	$149.3

The following table presents a reconciliation of forecasted net income for the 12 months ending December 31, 2009 to adjusted net income and adjusted earnings per diluted share:

Table 6
Watson Pharmaceuticals, Inc.
Reconciliation Table - Forecasted Adjusted Earnings per Diluted Share
(Unaudited; in millions except per share amounts)

	Forecast for Twelve Months Ending December 31, 2009
	Low	High

GAAP to adjusted net income calculation

GAAP net income	$247.3	$261.1
Adjusted for:
Acquisition and licensing charges	4.3	4.3
Global supply chain initiative	24.5	24.5
Legal settlements	18.8	18.8
Gain on asset sales	(1.5)	(1.5)
Loss on securities	1.1	1.1
Income taxes	(17.5)	(17.5)
Adjusted net income	277.0	290.8
Add: Interest expense on CODES, net of tax	7.9	7.9
Adjusted net income, adjusted for interest on CODES	$284.9	$298.7

Diluted earnings per share

Diluted earnings per share - GAAP	$2.15	$2.27

Diluted earnings per share - Adjusted	$2.40	$2.52

Diluted weighted average common shares outstanding	118.6	118.6

The reconciliation table is based in part on management’s estimate of net income for the year ending December 31, 2009.  Watson expects certain known GAAP charges for 2009, as presented in the schedule above.  Other GAAP charges that may be excluded from adjusted net income are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown.  These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.

The following table presents a reconciliation of forecasted net income for the 12 months ending December 31, 2009 to adjusted EBITDA:

Table 7
Watson Pharmaceuticals, Inc.
Reconciliation Table - Forecasted Adjusted EBITDA
(Unaudited; in millions)

	Forecast for Twelve Months Ending December 31, 2009
	Low	High

GAAP net income	$247.3	$261.1
Plus:
Interest expense	19.2	19.2
Interest income	(7.4)	(7.4)
Provision for income taxes	147.7	155.9
Depreciation (includes accelerated depreciation)	97.6	97.6
Amortization	87.9	87.9
EBITDA	592.3	614.3
Adjusted for:
Gain on asset sales	(1.5)	(1.5)
Share-based compensation	17.8	17.8
Global supply chain initiative	17.2	17.2
Acquisition and licensing charges	4.3	4.3
Legal settlements	18.8	18.8
Loss on securities	1.1	1.1
Adjusted EBITDA	$650.0	$672.0

The reconciliation table is based in part on management’s estimate of adjusted EBITDA for the year ending December 31, 2009.  Watson expects certain known GAAP charges for 2009, as presented in the schedule above.  Other GAAP charges that may be excluded from estimated EBITDA are possible, but their amounts are dependent on numerous factors that we currently cannot ascertain with sufficient certainty or are presently unknown.  These GAAP charges, such as potential asset impairment charges, are dependent upon future events and valuations that have not yet been performed.